Exhibit 99.1

TransDigm Group Reports Fiscal 2012 Third Quarter Results

Cleveland, Ohio, August 7, 2012/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 30, 2012.

Highlights for the third quarter:

•	Net sales of $461.7 million, up 42.0% from $325.2 million;

•	EBITDA As Defined of $216.7 million, up 34.3% from $161.4 million;

•	Net income from continuing operations of $90.4 million, up 55.0% from $58.4 million;

•	Earnings per share of $1.68, up 58.4% from $1.06;

•	Adjusted earnings per share of $1.88, up 55.4% from $1.21;

•	Upward revision to fiscal 2012 earnings outlook.

Net sales for the quarter rose 42.0% to $461.7 million from $325.2 million in the comparable quarter a year ago. Organic net sales grew approximately 9.5%. The favorable contribution from the acquisitions of AmSafe, Schneller and Harco accounted for the balance of the sales increase.

Net income from continuing operations for the quarter rose 55.0% to $90.4 million, or $1.68 per share, compared to $58.4 million, or $1.10 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above and a lower effective income tax rate. This is partially offset by higher acquisition-related and non-cash compensation costs of $10.7 million, net of tax, or $0.20 per share, and higher interest expense for the third quarter of fiscal 2012. The comparable quarter a year ago reflected acquisition-related, refinancing and non-cash compensation costs of $6.1 million, net of tax, or $0.12 per share.

Net loss from discontinued operations in the comparable quarter a year-ago was $2.1 million, or $0.04 per share.

Adjusted net income for the quarter rose 56.8% to $101.2 million, or $1.88 per share, from $64.5 million, or $1.21 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 29.9% to $203.5 million from $156.7 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 34.3% to $216.7 million compared with $161.4 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.9%.

“We are pleased with the operating results of our fiscal 2012 third quarter,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Despite a somewhat unsettled market and economic environment, we experienced sales growth in both the commercial OEM and aftermarket, as well as the defense markets. The ongoing strong year-to-date EBITDA As Defined margin was achieved in spite of approximately 2.5 margin point dilution from acquisitions. This again demonstrates our ability to effectively integrate acquisitions and successfully implement our value based operating strategy throughout the organization.”

Year-to-Date Results

Net sales for the 39-week period ended June 30, 2012 rose 43.4% to $1,237.6 million from $863.1 million in the comparable period last year. Organic sales growth was 13.8%. The acquisitions of McKechnie, Talley, Schneller, Harco and AmSafe accounted for the balance of the sales increase.

Net income from continuing operations for the 39-week period increased 169.7% to $237.1 million, or $4.34 per share, from $87.9 million, or $1.60 per share. Net income from continuing operations in the prior year included one-time costs of $46.9 million, net of tax, or $0.88 per share, attributable to the refinancing of the Company’s capital structure in connection with the acquisition of McKechnie in the first quarter of fiscal 2011. The remainder of the increase in net income from continuing operations primarily reflects the growth in net sales and lower effective income tax rate as described above, partially offset by higher interest expense. Net income from continuing operations for the 39-week period ended June 30, 2012 includes acquisition–related and non-cash compensation costs of $29.6 million, net of tax, or $0.55 per share. In addition to the one-time costs attributable to the refinancing noted above, the net income from continuing operations in the comparable period a year ago included acquisition-related and non-cash compensation costs of $26.4 million, net of tax, or $0.49 per share.

Net income from discontinued operations in the comparable period a year ago was $16.8 million, or $0.31 per share.

Adjusted net income for the 39-week period rose 65.4% to $266.7 million, or $4.95 per share, from $161.3 million, or $3.02 per share, in the comparable period a year ago.

EBITDA for the 39-week period increased 77.4% to $559.0 million from $315.2 million in the comparable period a year ago. EBITDA As Defined for the period, increased 42.1% to $593.9 million compared with $418.0 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 48.0%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2012 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2012 guidance to reflect the performance experienced to date and fiscal fourth quarter expectations.”

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $1,683 million to $1,698 million (previously in the range of $1,670 million to $1,698 million) compared with $1,206 million in fiscal 2011;

•	EBITDA As Defined is anticipated to be in the range of $802 million to $810 million (previously in the range of $794 million to $806 million) compared with $590 million in fiscal 2011;

•	Net income is anticipated to be in the range of $319 million to $326 million (previously in the range of $298 million to $316 million) compared with $172 million in fiscal 2011;

•	Earnings per share are expected to be in the range of $5.87 to $5.99 per share (previously in the range of $5.47 to $5.82 per share) compared with $3.17 per share in fiscal 2011; and

•	Adjusted earnings per share are expected to be in the range of $6.58 to $6.70 per share (previously in the range of $6.23 to $6.57 per share) compared with $4.48 per share in fiscal 2011.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on August 7, 2012, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 202-1971 and enter the pass code 52750385. International callers should dial (617) 213-8842 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 63863345. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-

GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2012 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact: Liza Sabol

   Investor Relations

   (216) 706-2945

   ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2012 AND JULY 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
NET SALES	$461,660	$325,209	$1,237,602	$863,068

COST OF SALES	208,358	142,060	548,705	394,899

GROSS PROFIT	253,302	183,149	688,897	468,169

SELLING AND ADMINISTRATIVE EXPENSES	56,097	31,549	147,421	95,240
AMORTIZATION OF INTANGIBLE ASSETS	11,341	12,445	33,119	28,184

INCOME FROM OPERATIONS	185,864	139,155	508,357	344,745

INTEREST EXPENSE—Net	55,393	49,860	156,754	136,553
REFINANCING COSTS	—	38	—	72,417

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	130,471	89,257	351,603	135,775

INCOME TAX PROVISION	40,025	30,889	114,500	47,863

INCOME FROM CONTINUING OPERATIONS	90,446	58,368	237,103	87,912

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(2,088)	—	16,827

NET INCOME	$90,446	$56,280	$237,103	$104,739

NET INCOME APPLICABLE TO COMMON STOCK	$90,446	$56,280	$233,804	$101,928

Net earnings per share:
Net earnings per share from continuing operations— basic and diluted	$1.68	$1.10	$4.34	$1.60
Net earnings (loss) per share from discontinued operations— basic and diluted	—	(0.04)	—	0.31

Net earnings per share	$1.68	$1.06	$4.34	$1.91

Weighted-average shares outstanding:
Basic and diluted	53,882	53,333	53,882	53,333

TRANSDIGM GROUP INCORPORATED	Table 2

SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2012 AND JULY 2, 2011

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net income	$90,446	$56,280	$237,103	$104,739
Less income (loss) from discontinued operations	—	(2,088)	—	16,827

Income from continuing operations	90,446	58,368	237,103	87,912

Adjustments:
Depreciation and amortization expense	17,616	17,559	50,645	42,859
Interest expense, net	55,393	49,860	156,754	136,553
Income tax provision	40,025	30,889	114,500	47,863

EBITDA, excluding discontinued operations	203,480	156,676	559,002	315,187

Adjustments:
Acquisition related expenses (1)	7,343	1,863	20,542	23,543
Stock option expense(2)	5,858	2,778	14,393	6,832
Refinancing costs (3)	—	38	—	72,417

Gross Adjustments to EBITDA	13,201	4,679	34,935	102,792

EBITDA As Defined	$216,681	$161,355	$593,937	$417,979

EBITDA As Defined, Margin (4)	46.9%	49.6%	48.0%	48.4%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred, reversal of a portion of the earn-out liability related to the Duke’s Aerospace earn-out arrangement and other acquisition accounting adjustments.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION—RECONCILIATION OF

REPORTED EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2012 AND JULY 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Reported Earnings Per Share
Net income from continuing operations	$90,446	$58,368	$237,103	$87,912
Less: dividends paid on participating securities	—	—	(3,299)	(2,811)

	90,446	58,368	233,804	85,101
Net income (loss) from discontinued operations	—	(2,088)	—	16,827

Net income applicable to common stock—basic and diluted	$90,446	$56,280	$233,804	$101,928

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	51,116	50,043	50,815	49,784

Vested options deemed participating securities	2,766	3,290	3,067	3,549

Total shares for basic and diluted earnings per share	53,882	53,333	53,882	53,333

Net earnings per share from continuing operations —basic and diluted	$1.68	$1.10	$4.34	$1.60

Net earnings per share from discontinued operations —basic and diluted	—	(0.04)	—	0.31

Net earnings per share	$1.68	$1.06	$4.34	$1.91

Adjusted Earnings Per Share
Net income from continuing operations	$90,446	$58,368	$237,103	$87,912

Gross adjustments to EBITDA	13,201	4,679	34,935	102,792
Purchase accounting backlog amortization	2,227	4,724	8,943	10,498
Tax adjustment	(4,707)	(3,254)	(14,289)	(39,937)

Adjusted net income	$101,167	$64,517	$266,692	$161,265

Adjusted diluted earnings per share under the two-class method	$1.88	$1.21	$4.95	$3.02

TRANSDIGM GROUP INCORPORATED	Table 4

SUPPLEMENTAL INFORMATION—RECONCILIATION OF

DILUTED EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Income from continuing operations	$90,446	$58,368	$237,103	$87,912
Less: dividends paid on participating securities	—	—	(3,299)	(2,811)

Net income applicable to common stock	90,446	58,368	233,804	85,101
Less: income (loss) from discontinued operations	—	(2,088)	—	16,827

Income applicable to common stock	$90,446	$56,280	$233,804	$101,928

Weighted average common shares outstanding	51,116	50,043	50,815	49,784
Vested options deemed participating securities	2,766	3,290	3,067	3,549

Weighted-average shares outstanding	53,882	53,333	53,882	53,333

Earnings from continuing operations	$1.68	$1.10	$4.34	$1.60
Adjustments to diluted earnings per share:
Refinancing costs	—	—	—	0.88
Inclusion of the dividend equivalent payment	—	—	0.06	0.05
Non-cash compensation costs	0.08	0.03	0.18	0.08
Acquisition related expenses	0.12	0.08	0.37	0.41

Adjusted earnings per share	$1.88	$1.21	$4.95	$3.02

TRANSDIGM GROUP INCORPORATED	Table 5

SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH

PROVIDED BY OPERATING ACTIVITES TO EBITDA, EBITDA AS DEFINED

FOR THE THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2012 AND JULY 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirty-Nine Week Periods Ended
	June 30, 2012	July 2, 2011
Net Cash Provided by Operating Activities	$257,823	$143,043
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	14,851	(1,645)
Interest expense—net (1)	147,610	129,322
Income tax provision—current	112,580	105,382
Non-cash equity compensation (2)	(14,393)	(6,853)
Excess tax benefit from exercise of stock options	40,531	16,632
Refinancing costs (3)	—	(72,417)

EBITDA	559,002	313,464
Adjustments:
Acquisition related expenses(4)	20,542	27,298
Stock option expense(5)	14,393	6,832
Refinancing costs (3)	—	72,417
EBITDA from discontinued operations	—	(2,032)

EBITDA As Defined	$593,937	$417,979

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred, reversal of a portion of the earn-out liability related to the Duke’s Aerospace earn-out arrangement and other acquisition accounting adjustments.

(5)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED	Table 6

SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	June 30, 2012	September 30, 2011
Cash and cash equivalents	$302,718	$376,183
Trade accounts receivable—Net	237,718	189,293
Inventories	328,077	265,317

Current portion of long-term debt	20,500	15,500
Accounts payable	76,114	62,110
Accrued liabilities	86,544	120,312

Long-term debt	3,603,750	3,122,875

Total stockholders’ equity	1,106,649	810,949